Exhibit 12.2

CERTIFICATION

     I, Sung Min Ha, certify that:

     1. I have reviewed this Amendment No. 1 (this “Amendment”) to the annual report of SK Telecom Co., Ltd. (“SK Telecom”) on Form 20-F/A for the period ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof;

     2. Based on my knowledge, this Amendment does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Amendment;

     3. Based on my knowledge, the financial statements, and other financial information included in this Amendment, fairly present in all material respects the financial condition, results of operations and cash flows of SK Telecom as of, and for, the periods presented in this Amendment;

     4. SK Telecom’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the U.S. Securities Exchange Act of 1934, as amended) for SK Telecom and have:

          (a) designed such disclosure controls and procedures to ensure that material information relating to SK Telecom, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

          (b) evaluated the effectiveness of SK Telecom’s disclosure controls and procedures and presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this annual report based on such evaluation; and

          (c) disclosed in this Amendment any change in SK Telecom’s internal control over financial reporting that occurred during the period covered by this annual report that has materially affected, or is reasonably likely to materially affect, SK Telecom’s internal control over financial reporting;

     5. SK Telecom’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to SK Telecom’s auditors and the audit committee of SK Telecom’s board of directors (or persons performing the equivalent functions):

          (a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect SK Telecom’s ability to record, process, summarize and report financial information; and

          (b) any fraud, whether or not material, that involves management or other employees who have a significant role in SK Telecom’s internal control over financial reporting; and

     6. SK Telecom’s other certifying officer(s) and I have indicated in this Amendment whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: July 25, 2005

/s/ Sung Min Ha

Name:	Sung Min Ha
Title:	Chief Executive Officer

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